UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – May 15, 2008

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-51080	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 15, 2008, Chemokine Therapeutics Corp. reported its results of operations for the three months ended March 31, 2008. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-KA and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release. This Form 8-K/A amends the Form 8-K filed by the Company on May 15, 2008 by replacing in full the press release filed under Item 9.01 as Exhibit 99.1 with the press release attached as exhibit 99.1 to this Current Report on Form 8-K/A.

The information in this Current Report on Form 8-KA and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Earnings release for the period ended March 31, 2008 issued by Chemokine Therapeutics Corp. on May 15, 2008 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2008	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ Bashir Jaffer Bashir Jaffer Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

CHEMOKINE THERAPEUTICS ANNOUNCES FIRST QUARTER 2008 FINANCIAL AND OPERATING RESULTS

Vancouver, BC (May 15, 2008) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders and vascular diseases, today announced the financial and operating results of the first quarter ended March 31, 2008.

First Quarter Highlights:

  $1,050,000 financing closed.

  Received approval from FDA and Health Canada to commence Phase II liver cancer study with CTCE-9908.

  Publication of study results in scientific journal “Clinical & Experimental Metastasis”.

Subsequent event

  New President and Chief Executive Officer named.

  Positive breast cancer preclinical data presented at the AACR meeting on lead drug candidate CTCE-9908

  Liver cancer preclinical data presented at AACR meeting on lead drug candidate CTCE- 9908

Financial Results - Unaudited
(All amounts in U.S. dollars and in accordance with U.S. GAAP unless otherwise specified)

The Company incurred a net loss of $751,931 ($0.02 per share) for the three months ended March 31, 2008 compared to $1,611,937 ($0.04 per share) for the three months ended March 31, 2007. The decrease in our net loss was principally caused by the decrease in research and development and general and administrative expenditures as described below.

The Company had no revenues in the three months ended March 31, 2008, or in the three months ended March 31, 2007.

Research and development expenses were $192,611 during the three months ended March 31, 2008, a decrease of $522,635 from the $715,246 for the three months ended March 31, 2007. The decrease is in respect to reductions of approximately $284,000 in contract research costs, approximately $116,000 in salaries, approximately $127,000 in lab expenditures, and an increase of approximately $5,000 for other expenditures. The decrease in contract research costs of approximately $284,000 is a result of nearing the completion of the Phase I/II CTCE-9908 multi-tumor clinical trial. Research and development expenses include contract research, staff salaries and lab expenditures.

The Company recorded direct costs for CTCE-9908 of approximately $140,556 for the three months ended March 31, 2008. This compares to approximately $395,566 for the three months ended March 31, 2007, which included preparatory and clinical trial costs of the Phase I/II clinical trial and related manufacturing of compound. The decrease in direct costs for CTCE-9908 in the current period is a result of nearing the completion of the Phase I/II clinical trial.

Direct costs for CTCE-0214 were approximately $9,728 for the three months ended March 31, 2008 compared to $182,438 for the three months ended March 31, 2007. The decrease in CTCE-0214 direct costs in the current period reflects a reduction of spending on clinical and preclinical studies.

Assuming that the Company is able to raise the required financing, research and development expenses are expected to increase in the future as and when the Company incurs costs for clinical trials. Completion dates and completion costs to bring a drug candidate to market vary significantly for each drug candidate given the nature of the clinical trials and the fact that more clinical trials may need to be conducted to advance a drug candidate based upon the results of each phase. In addition, the Company anticipates partnering with larger pharmaceutical companies to conduct and finance later stage clinical trials and therefore the timing of completion of the approval of a drug will likely not be within our control. Based on these factors the Company cannot reasonably estimate the completion dates and completion costs required to gain regulatory approval of the compounds for sale. Drug candidates are required to successfully complete Phase III clinical trials before gaining regulatory approval for sale which for the drug candidates is not expected to occur for several years.

General and administrative expenses for the three months ended March 31, 2008 were $479,618, compared to $862,805 for the three months ended March 31, 2007. The decrease of $383,187 was in respect of reduced expenditures of approximately $132,000 in salaries and directors fees, approximately $178,000 in professional fees, and approximately $73,000 for travel and other expenses. Other general and administrative expenses included consulting, marketing and promotion expenses incurred for business development.

Interest income was $5,877 for the three months ended March 31, 2008 compared with $ 56,572 for the three months ended March 31, 2007. The decrease of interest income of $50,695 was due to decreases in short-term investments and cash equivalents.

Foreign exchange loss was $1,643 for the three months ended March 31, 2008, compared to $20,861 for the three months ended March 31, 2007. The gain in 2007 principally resulted from short-term investments and foreign currency transactions and the strengthening of other currencies against the US currency.

At March 31, 2008, the Company had approximately $800,000 in cash and cash equivalents on hand, compared to approximately $4.5 million as of March 31, 2007, a decrease of $3.7 million. Our working capital at March 31, 2008 was approximately $200,000, compared to working capital of approximately $4.3 million at March 31, 2007, a decrease of $4.1 million.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)
Chemokine Therapeutics is a product-focused biotechnology company developing drugs in the field of chemokines. Chemokines are a class of signaling proteins which play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: Statements in this document regarding management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of the Company’s intellectual property, the ability of the Company to obtain adequate financing to fund its operations, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Chemokine Therapeutics Corp.
Mr. Don Evans
Vice President, Corporate Communications
Phone: (604) 822-0305 or 1-888-822-0305
Fax: (604) 822-0302
E-mail: devans@chemokine.net
Internet: www.chemokine.net

     CHEMOKINE THERAPEUTICS CORP.
(A Development Stage Company)
INTERIM CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$733,031	$688,388
Short-term investments	74,411	75,658
Amounts receivable	37,450	27,353
Prepaid expense and deposits	75,612	41,122

TOTAL CURRENT ASSETS	920,504	832,521

PROPERTY AND EQUIPMENT, net	270,543	337,751

LICENSE COSTS, net	6,681	8,605

AMOUNT DUE FROM AFFILIATE	–	50,439

	$1,197,728	$1,229,316

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$711,431	$897,996
Current portion of capital lease obligation	6,359	10,254
TOTAL CURRENT LIABILITIES	717,790	908,250

COMMITMENTS

STOCKHOLDERS’ EQUITY

PREFERRED STOCK
Authorized – 6,000,000 shares; par
value $ 0.001 per share at March 31, 2008
Issued and outstanding: March 31, 2008 – Nil;
December 31, 2007 – Nil	–	-

COMMON STOCK
Authorized – 200,000,000 shares; par value $ 0.001 per share at March 31,
2008 and December 31, 2007
Issued and outstanding: March 31, 2008 – 47,433,748
December 31, 2007 – 42,183,748	47,434	42,184

ADDITIONAL PAID-IN CAPITAL	31,967,733	31,062,180

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE	(31,535,229)	(30,783,298)

	479,938	321,066

	$1,197,728	$1,229,316

See notes to the consolidated financial statements on SEDAR or EDGAR.

CHEMOKINE THERAPEUTICS CORP. (A Development Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

			Cumulative
			from inception
			on
			July 15,
	Three months ended		1998 to
	March 31,		March 31,
	2008	2007	2008

REVENUE	$–	$-	$275,000

EXPENSES
Research and development	192,611	715,246	16,768,433
General and administrative	479,618	862,805	15,237,809
Stock-based compensation	17,169	34,835	680,109
Amortization of license	1,923	1,923	43,921
Depreciation & amortization of property and
equipment	65,538	74,561	708,043

	756,859	1,689,370	33,438,315

OTHER INCOME
Interest income	5,877	56,572	744,163
Foreign exchange gain (loss)	(1,643)	20,861	904,358
Gain (loss) on sale of property and equipment	694	–	(20,435)

	4,928	77,433	1,628,086

NET LOSS	$(751,931)	$(1,611,937)	$(31,535,229)

NET LOSS PER COMMON SHARE
FOR THE PERIOD - BASIC AND DILUTED	$(0.02)	$(0.04)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	43,452,979	42,183,748

See notes to the consolidated financial statements on SEDAR or EDGAR.

CHEMOKINE THERAPEUTICS CORP. (A Development Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

			Cumulative
			from
			inception on
			July 15,
	Three months ended		1998 to
	March 31,		March 31,
	2008	2007	2008
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(751,931)	$(1,611,937)	$(31,535,229)
Adjustments to reconcile net cash
provided by operating activities
Depreciation and amortization	67,461	76,484	751,964
Patent application expensed	–		81,858
Loss (gain) on sale of property and equipment	(697)		20,432
Realized foreign exchange loss (gain)	(192)		(11,814)
Common shares issued for consulting services	–	–	1,033,669
Warrants issued for consulting services	–	–	404,842
Options issued for consulting services	–	–	87,968
Stock-based compensation	17,169	34,835	680,109
Decrease (increase) in
Amounts receivable	(10,097)	(7,174)	(37,450)
Prepaid expense and deposits	(34,490)	16,380	(75,612)
Increase (decrease) in
Accounts payable and accrued liabilities	(186,565)	114,106	711,432

Cash provided (used) by operating activities	(899,342)	(1,377,306)	(27,887,831)

CASH FLOW FROM FINANCING ACTIVITIES
Stock issued for cash	1,042,104	–	32,689,580
Stock issued for settlement of debt	–	–	200,000
Offering costs	(148,470)	–	(3,123,066)
Net advances (to) from affiliates	50,444	(10,666)	(35,036)
Promissory note payable to affiliate	–	219,778	–
Capital lease payments	(3,895)	(2,855)	(28,291)

Cash provided (used) by financing activities	940,183	206,257	29,703,187

CASH FLOW FROM INVESTING ACTIVITIES
Cash held by disposed subsidiary	–	–	(4,754)
Purchase of investments	–	(928,083)	(17,309,252)
Redemption of investments	1,247	1,577,955	17,234,842
Payment under license agreement	–	–	(50,603)
Proceeds on sale of property and equipment	3,354	–	55,160
Purchase of property and equipment	(799)	(354,516)	(1,007,718)

Cash provided (used) by investing activities	3,802	295,356	(1,082,325)

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS DURING THE PERIOD	44,643	(875,693)	733,031

CASH AND CASH EQUIVALENTS, beginning of period	688,388	4,446,668	–

CASH AND CASH EQUIVALENTS, end of period	$733,031	$3,570,975	$733,031

See notes to the consolidated financial statements on SEDAR or EDGAR.